                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                STATE OR OTHER
                                JURISDICTION OF
                                 INCORPORATION          OTHER NAMES UNDER
    NAME OF SUBSIDIARY          OR ORGANIZATION   WHICH SUBSIDIARY DOES BUSINESS
    ------------------          --------------- ---------------------------------
Qwest Communications               Delaware     (a) Qwest Communications
 Corporation(1)                                   Corporation d/b/a Qwest
                                                  Communications The Power of
                                                  Connections
                                                (b) Qwest Communications
                                                  Corporation of Delaware
                                                (c) Qwest Communications d/b/a
                                                  The Power of Connections
                                                (d) Qwest Communications The
                                                  Power of Connections, Inc.
Qwest Corporation                  Colorado                    None
SuperNet, Inc.                     Colorado                    None
Phoenix Network, Inc.              Delaware                    None
Phoenix Telecom, Inc.              Delaware                    None
Phoenix Network, Inc. of New
 Hampshire                       New Hampshire                 None
Phoenix Network Acquisition
 Corp.                             Delaware                    None
Phoenix TNC Corporation            Delaware                    None
AmeriConnect, Inc.                 Delaware                    None
Qwest 1998-L Acquisition Corp.     Delaware                    None

--------
(1) Qwest Communications Corporation also uses the trade name "SP Construction Services."